Exhibit T3A.2

Industry Canada	Industry Canada

2012-07-13	Corporations Canada 9th floor, Jean Edmonds Towers South 365 Laurier Avenue West Ottawa, Ontario K1A 008	Corporations Canada 9e étage, Tour Jean Edmonds sud 365, avenue Laurier ouest Ottawa (Ontario) K1A 008

Corporation Information Sheet Canada Business Corporations Act (CBCA)	Fiche de renseignements concernant la société Loi canadienne sur les sociétés par actions (LCSA)

Yellow Pages Group Corp.
Groupe Pages Jaunes Corp.

Corporation Number	824824--9	Numéro de société
Corporation Key Required for changes of address or directors online	22966243	Clé de société Requise pour mettre a jour en ligne radresse du siege social ou rinformation concernant les administrateurs
Anniversary Date Required to file annual return	07-11 (mm-dd/mm-jj)	Date anniversaire Requise pour le depot du rapport annuel
Annual Return Filing Period Starting in 2013	07-11 to/au 09-09 (mm-dd/mm-jj)	Période pour deposer le rapport annuel Débutant en 2013

Reporting Obligations
A corporation can be dissolved if it defaults in filing a document required by the CBCA. To understand the corporation's reporting obligations, consult Keeping Your Corporation in Good Standing (enclosed or available on our website).

Obligations de declaration
Une société peut etre dissoute si elle omet de déposer un document requis par la LCSA. Pour connaitre les obligations de declaration de la société veuillez consulter la brochure Maintenir votre société en conformité, ci-jointe ou disponible dans notre site Web.

Corporate Name
Where a name has been approved, be aware that the corporation assumes full responsibility for any risk of confusion with existing business names and trademarks (including those set out in the NUANS® search report). The corporation may be required to change its name in the event that representations are made to Corporations Canada and it is established that confusion is likely to occur. Also note that any name granted is subject to the laws of the jurisdiction where the corporation carries on business. For additional information, consult Protecting Your Corporate Name (enclosed or available on our website).

Denomination sociale
En dépit du fait que Corporations Canada ait approuvé la denomination sociale, il faut savoir que la société assume toute responsabilite de risque de confusion avec toutes denominations commerciales, marques de commerce existantes (y compris celles qui sont citées dans le rapport de recherche NUANSMD). La société devra peut-être changer sa denomination advenant le cas oil des representations soient faites auprès de Corporations Canada établissant qu'il existe une probabilite de confusion. Il faut aussi noter que toute denomination octroyée est assujettie aux lois de Pautorité legislative ou la société mène ses activités. Pour obtenir de l’information supplementaire, veuillez consulter le document Protection de la denomination sociale ci-joint ou disponible dans notre site Web.

Telephone / Téléphone 1-866-333-5556	Email / Courriel corporationscanada@ic.gc.ca	Website / Site Web www.corporationscanada.ic.gc.ca

Industry Canada	Industry Canada

Certificate of Continuance Canada Business Corporations Act	Certificat de prorogation Loi canadienne sur les sociétés par actions

Yellow Pages Group Corp. Groupe Pages Jaunes Corp. Corporate name / Dénomination sociale

824824-9 Corporation number / Numéro de société

I HEREBY CERTIFY that the above-named corporation, the articles of continuance of which are attached, is continued under section 187 of the Canada Business Corporations Act (CBCA).	JE CERTIFIE que la société susmentionnée, dont les clauses de prorogation sont jointes, est prorogée en vertu de l’article 187 de la Loi canadienne sur les sociétés par actions (LCSA).

Marcie Girouard Director / Directeur 2012-07-11 Date of Amendment (YYYY-MM-DD) Date de modification (AAAA-MM-JJ)

Industry Canada	Industry Canada

Form 11 Articles of Continuance Canada Business Corporations Act (CBCA) (s. 187)	Formulaire 11 Clauses de prorogation Loi canadienne sur les sociétés par actions (LCSA) (art. 187)

1	Corporate name Denomination sociale Yellow Pages Group Corp. Groupe Pages Jaunes Corp.
2	The province or territory in Canada where the registered office is situated La province ou le territoire au Canada ou est situé le siege social QC
3
The classes and the maximum number of shares that the corporation is authorized to issue
Categories et le nombre maximal d'actions que la société est autorisée a émettre
See attached schedule / Voir l'annexe ci-jointe

4	Restrictions on share transfers Restrictions sur le transfert des actions See attached schedule / Voir l'annexe ci-jointe
5	Minimum and maximum number of directors Nombre minimal et maximal d'administrateurs Min. 1 Max. 10
6	Restrictions on the business the corporation may carry on Limites imposées a l'activité commerciale de la société None
7
(1) If change of name effected, previous name
S'il y a changement de denomination sociale, indiquer la denomination sociale antérieure
Yellow Pages Group Ltd.
Groupe Pages Jaunes Ltée
(2) Details of incorporation
Details de la constitution
The corporation was amalgamated under the Companies Act (Nova Scotia) on January 1, 2006.

8	Other Provisions Autres dispositions See attached schedule / Voir l'annexe ci-jointe
9
Declaration: I certify that I am a director or an officer of the company continuing into the CBCA.
Declaration: J’atteste que je suis un administrateur ou un dirigeant de la société se prorogeant sous le regime de la LCSA.

Original signed by / Original signe par Francois D. Ramsay
Francois D. Ramsay

Note: Misrepresentation constitutes an offence and, on summary conviction, a person is liable to a fine not exceeding $5000 or to imprisonment for a term not exceeding six months or both (subsection 250(1) of the CBCA).
Nota: Faire une fausse declaration constitue une infraction et son auteur, sur declaration de culpabilité par procedure sommaire, est passible d'une amende maximale de 5000 $ ou d'un emprisonnement maximal de six mois, ou de ces deux peines (paragraphe 250(1) de la LCSA).

IC 3247 (2008/04)

Schedule / Annexe

Description of Classes of Shares / Description des categories d'actions

An unlimited number of common shares; and
An unlimited number of preferred shares
Having the rights and conditions attached hereto as Schedule A.

ARTICLES OF CONTINUANCE

SCHEDULE A

3.  The classes and any maximum number of shares that the corporation is authorized to issue:

Unlimited number of common shares; and

Unlimited number of preferred shares, issuable in series.

I.  The common shares shall have attached thereto the following rights, privileges, restrictions and conditions:

(a)  Voting.  Each common share shall entitle the holder thereof to one (1) vote at all meetings of the shareholders of the Corporation (except meetings at which only holders of another specified class of shares are entitled to vote, pursuant to the provisions hereof or pursuant to the provisions of the Canada Business Corporations Act (hereinafter referred to as the "Act")).

(b)  Dividends.  The holders of the common shares shall be entitled to receive during each year, as and when declared by the board of directors, subject to the rights, privileges, restrictions and conditions attaching to the preferred shares and to any other class of shares ranking prior to the common shares, dividends which may be paid in money, property or by the issue of fully paid shares in the capital of the Corporation.

(c)  Liquidation, etc.  In the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or other distribution of assets of the Corporation among shareholders for the purpose of winding up its affairs, subject to the rights, privileges, restrictions and conditions attaching to the preferred shares and to any other class of shares ranking prior to the common shares, the holders of common shares shall be entitled to receive the remaining property of the Corporation.

II.  The preferred shares shall have attached thereto the following rights, privileges, restrictions and conditions:

(a)  Series.  The directors of the Corporation may, at any time and from time to time, issue the preferred shares in one (1) or more series, each series to consist of such number of shares as may, before issuance thereof, be determined by the directors.

(b)  Subject to the provisions of the Act, the directors of the Corporation may, fix, before the issue thereof, the number of, the consideration per share, the designation of, the rights, privileges, restrictions and conditions attaching to the preferred shares of each series, which rights, privileges, restrictions and conditions may include, without limitation, any voting rights, any right to receive dividends (which may be cumulative or non-cumulative and variable or fixed) or the means of determining such dividends, the dates of payment thereof, any terms and conditions of redemption or purchase, any conversion or exchange features or rights, any rights on the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or other distribution of assets among the shareholders for the purpose of winding up the affairs of the Corporation, and any sinking fund or other provisions, the whole to be subject to the issue of a certificate of amendment setting forth the designation, rights, privileges, restrictions and conditions attaching to the preferred shares of the series in question.

(c)  The preferred shares of each series shall, with respect to the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or other distribution of assets among the shareholders for the purpose of winding up the affairs of the Corporation, rank on a parity with the preferred shares of every other series and be entitled to preference over the common shares and any other shares ranking junior to the preferred shares with respect to payment of dividends and the distribution of the remaining property or assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or other distribution of assets among the shareholders for the purpose of winding up the affairs of the Corporation. If any cumulative dividends (whether or not declared) or non cumulative dividends declared or amounts payable on any such distribution of assets constituting a return of capital in respect of the preferred shares of any series is not paid in full, the preferred shares of such series shall participate rateably with the preferred shares of every other series in accordance with the amounts that would be payable on such preferred shares if all such dividends were declared and paid in full or the sums that would be payable on such preferred shares on such a return of capital were paid in full, as the case may be.

Schedule / Annexe

Restrictions on Share Transfers / Restriction sur le transfert d'actions

See attached Schedule B.

ARTICLES OF CONTIUNACE

SCHEDULE B

4 — Restrictions, if any, on share transfers:

Shares of the Corporation may not be transferred unless the restrictions on the transfer of securities of the Corporation contained in section 8 of these Articles (entitled Other provisions, if any) are complied with.

Schedule / Annexe

Other Provisions / Autres dispositions

See attached Schedule C.

ARTICLES OF CONTINUANCE

SCHEDULE C

8 — Other provisions, if any:

(1)  Securities of the Corporation, other than non-convertible debt securities, may not be transferred unless

(a)  such transfer is approved by the directors or shareholders as evidenced by a resolution of the directors or shareholders, as the case may be; or

(b)  in the case of securities which are subject to restrictions on transfer contained in a security holders' agreement, such restrictions are complied with.

(2)  The directors may appoint one or more additional directors, who shall hold office for a term expiring no later than the close of the next annual meeting of shareholders, but the total number of directors so appointed may not exceed one third of the number of directors elected at the previous annual meeting of shareholders.

Industry Canada	Industry Canada

Form 2 Initial Registered Office Address and First Board of Directors Canada Business Corporations Act (CBCA) (s. 19 and 106)	Formulaire 2 Siège social initial et premier conseil d'administration Loi canadienne sur les sociétés par actions (LCSA) (art. 19 et 106)

1	Corporate name Denomination sociale Yellow Pages Group Corp. Groupe Pages Jaunes Corp.

2	Address of registered office Adresse du siege social Care of / Aux soins de : Treena Cooper 15, Place du Commerce Ile de Soeurs Verdun QC H3E 2A5

3	Additional address Autre adresse

4	Members of the board of directors Membres du conseil d'administration
Resident Canadian Résident Canadien

	Marc P. Tellier	3468 de Avenue Melrose, Notre-Dame-de-Grace QC H4V 2S1, Canada	Yes / Oui

	François D. Ramsay	810 Marie-Victorin, Boucherville QC J4B 1Y4, Canada	Yes / Oui

	Ginette Maille	20 Serge-Garant, Ile des Soeurs, Verdun QC H3E 0A6, Canada	Yes / Oui

5
Declaration: I certify that I have relevant knowledge and that I am authorized to sign this form.
Declaration : J'atteste que je possède une connaissance suffisante et que je suis autorisé(e) à signer le présent formulaire.

Original signed by / Original signe par
  Francois D. Ramsay
Francois D. Ramsay
514-934-2888

Note: Misrepresentation constitutes an offence and, on summary conviction, a person is liable to a fine not exceeding $5000 or to imprisonment for a term not exceeding six months or both (subsection 250(1) of the CBCA).
Nota: Faire une fausse declaration constitue une infraction et son auteur, sur declaration de culpabilité par procedure sommaire, est passible d'une amende maximale de 5000 $ ou d'un emprisonnement maximal de six mois, ou de ces deux peines (paragraphe 250(1) de la LCSA).

IC 2904 (2008/04)

Form 3
Industry Canada	Industry Canada	Change of Registered Office Address (Section 19 of the CBCA)

Subsection 19(4) of the Canada Business Corporations Act (CBCA) requires a corporation to send Form 3 to Corporations Canada within 15 days of any change to its registered office address.	1	Corporation name Yellow Pages Group Corp. Groupe Pages Jaunes corp.

INSTRUCTIONS 3. If the registered office address changes to another province, this form must be accompanied by Articles of Amendment (Form 4) and the filing fee of $200 (paragraph 173(1)(b) and subsection 177(1) of the CBCA).	2	Corporation number (as it appears on the certificate) 824824-9

5. Declaration This form may be signed by any individual who has the relevant knowledge of the corporation and who is authorized by the directors (subsection 262.1(2) of the CBCA). For example: • a director of the corporation; • an authorized officer of the corporation; or • an authorized agent.	3	New registered office address (must be a street address) 16, Place du Commerce NUMBER AND STREET NAME Ile des Soeurs, Verdun Quebec H3E 2A5 CITY PROVINCE/TERRITORYPOSTAL CODE

General If you require more information, please visit the Forms, Policies, Fees and Legislation section of our Web site at http://corporationscanada.ic.gc.ca or contact us at (613) 941-9042 or toll-free at 1 866 333-5556.	4	Mailing address (if different from the registered office) SAME AS ABOVE ☑ ATTENTION OF NUMBER AND STREET NAME CITY PROVINCE/TERRITORYPOSTAL CODE

File documents online: Corporations Canada Online Filing Centre: http://corporationscanada.ic.gc.ca Or send documents by mail: Director, Corporations Canada Jean Edmonds Tower South 9th Floor 365 Laurier Ave. West Ottawa ON MA 008 By Facsimile: (613) 941-0999	5
Declaration

I hereby certify that I have the relevant knowledge of the corporation, and that I am authorized to sign and submit this form.

SIGNATURE

Francois D. Ramsey                                                         514-934-2875
PRINT NAME                                                TELEPHONE NUMBER

Note:  Misrepresentation constitutes an offence and, on summary conviction, a person is liable to a fine not exceeding $5000 or to imprisonment for a term not exceeding six months or both (subsection 250(1) of the CBCA).

Canada